Calculation of Filing Fee Tables
S-3
lululemon athletica inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock	415(a)(6)	5,115,961		$ 0.00			S-3	333-262310	01/24/2022	$ 52,797.00
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The shares of common stock registered hereunder represents the number of shares of common stock of the registrant that the registrant may issue from time to time upon redemption, retraction or purchase of an equivalent number of the exchangeable shares of Lulu Canadian Holding, Inc. ("Lulu Canada"), an indirect subsidiary of the registrant, or upon the liquidation, dissolution or winding up of Lulu Canada. In accordance with Rule 416(a) under the Securities Act, the shares being registered hereunder also include an indeterminate number of shares which may be issued by the registrant with respect to such shares of common stock as a result of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise. In accordance with Rule 415(a)(6) under the Securities Act, the securities registered under this registration statement consist solely of 5,115,961 unsold shares of common stock that were previously registered on expiring registration statement no. 333-262310, filed on January 24, 2022, and were not sold thereunder. The registrant is carrying forward to this registration statement the unsold securities that were previously registered under the prior registration statement, and the filing fees of approximately $52,797 previously paid in connection with those securities will continue to be applied to the unsold securities that are being carried forward to this registration statement under Rule 457(a). In accordance with Rule 415(a)(6), no registration fee is due and expiring registration statement No. 333-262310 will be deemed terminated as of the date of effectiveness of this replacement registration statement.